As filed with the Securities and Exchange Commission on July 1, 2016
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form S-3
REGISTRATION STATEMENT UNDER
THE SECURITIES ACT OF 1933

COPsync, Inc.
(Exact name of registrant as specified in its charter)

Delaware	COPsync, Inc. 16415 Addison Road, Suite 300 Addison, Texas 75001 (972) 865-6192	98-0513637
(State or other jurisdiction of incorporation or organization)	(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)	(I.R.S. Employer Identification Number)

Ronald A. Woessner
Chief Executive Officer
COPsync, Inc.
16415 Addison Road, Suite 300
Addison, Texas 75001
(972) 865-6192
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

James M. Jenkins, Esq. Alexander R. McClean, Esq. Harter Secrest & Emery LLP 1600 Bausch & Lomb Place Rochester, New York 14604 (585) 232-6500

Approximate date of commencement of proposed sale to the public: From time to time after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☒
(Do not check if a smaller reporting company)

CALCULATION OF REGISTRATION FEE

			Proposed	Proposed
Title of each class of			maximum	maximum
securities to be	Amount to be		offering price	aggregate	Amount of
registered	Registered		per share	offering price	registration fee

Common Stock, $0.0001 par value per share	(3)	(4)		(3)	(3)

Preferred Stock, $0.0001 par value per share	(3)	(4)		(3)	(3)

Warrants (2)	(3)	(4)		(3)	(3)

Rights	(3)	(4)		(3)	(3)

Units (5)	(3)	(4)		(3)	(3)

Total (1)			(3)	$25,000,000	$2,517.50	(6)

(1) This Registration Statement includes $25,000,000 of securities which may be issued by the Registrant from time to time in indeterminate amounts and at indeterminate times. Securities registered hereunder may be sold separately, together or as units with other securities registered hereunder. Also, pursuant to Rule 416 under the Securities Act, the shares being registered hereunder include such indeterminate number of shares of common stock as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions.

(2) Warrants may represent rights to purchase common stock, preferred stock or other securities registered hereunder.

(3) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.

(4) Subject to footnote (1), there is also being registered hereunder such indeterminate amount of securities (including shares or other classes of the Registrant’s stock that may be issued upon reclassification of unissued, authorized stock of the Registrant) as may be issued in exchange for or upon conversion of, as the case may be, the other securities registered hereunder. No separate consideration will be received for any securities registered hereunder that are issued in exchange for, or upon conversion of, as the case may be, such other securities.

(5) Each Unit consists of any combination of two or more of the securities being registered hereby.

(6) Calculated in accordance with Rule 457(o) under the Securities Act of 1933, as amended and paid herewith.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities nor does it seek an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED JULY 1, 2016
PROSPECTUS

$25,000,000
Common Stock
Preferred Stock
Warrants
Rights
Units

We may offer and sell, from time to time in one or more offerings, up to $25,000,000 of our common stock, preferred stock, warrants and rights, or any combination of these securities, and/or units consisting of common stock, preferred stock, warrants and rights. We may also offer common stock upon conversion of preferred stock.

This prospectus describes some of the general terms that may apply to these securities. When we decide to sell a particular class or series of securities, we will provide specific terms of the offered securities in one or more prospectus supplements.  We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings.

The prospectus supplement, and any documents incorporated by reference, may also add, update or change information contained in or incorporated by reference into this prospectus. However, no prospectus supplement shall offer a security that is not registered and described in this prospectus at the time of its effectiveness.  You should read this prospectus and any prospectus supplement, as well as the documents incorporated by reference or deemed to be incorporated by reference into this prospectus, and any free writing prospectus carefully before you invest. This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement relating to the offered securities.

Our common stock and warrants are listed on the NASDAQ Capital Market under the symbol “COYN” and “COYNW,” respectively. Each prospectus supplement will contain information, where applicable, as to our listing on any securities exchange of the securities covered by the prospectus supplement.  The aggregate market value of our outstanding common stock held by non-affiliates was approximately $9,674,314 based on 8,888,975 shares of outstanding common stock, of which 1,669,338 shares are held by affiliates, and a price of $1.34 per share, which was the last reported sale price of our common stock as quoted on The NASDAQ Capital Market on June 29, 2016. We have not offered any securities pursuant to General Instruction I.B.6 of Form S-3 during the prior 12 calendar month period that ends on, and includes, the date of this prospectus.

These securities may be sold by us directly to purchasers, through dealers or agents, or to or through underwriters, or through a combination of these methods. See “Plan of Distribution” in this prospectus. We may also describe the plan of distribution for any particular offering of our securities in a prospectus supplement. If any agents, underwriters or dealers are involved in the sale of any securities in respect of which this prospectus is being delivered, we will disclose their names and the nature of our arrangements with them in a prospectus supplement. The price to the public of such securities and the net proceeds we expect to receive from any such sale will also be included in a prospectus supplement.

Investing in our common stock and warrants involves a high degree of risk. See “Risk Factors” in our most recent Annual Report on Form 10-K and in any Quarterly Report on Form 10-Q, as well as in any prospectus supplement or free writing prospectus related to these specific offerings.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required or related free writing prospectuses. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated                              , 2016

ABOUT THIS PROSPECTUS

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) using a “shelf” registration process. Under this shelf registration process, we may offer from time to time securities having a maximum aggregate offering price of $25,000,000. Each time we offer securities, we will prepare and file with the SEC a prospectus supplement or information that is incorporated by reference into this prospectus that describes the specific amounts, prices and terms of the securities we offer. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings and securities.  The prospectus supplement also may add, update or change information contained in this prospectus or the documents incorporated herein by reference. You should read carefully this prospectus, any applicable prospectus supplement and any related free writing prospectus together with additional information described below under the caption “Where You Can Find More Information.”

This prospectus does not contain all the information provided in the Registration Statement we filed with the SEC. For further information about us or our securities offered hereby, you should refer to that Registration Statement, which you can obtain from the SEC as described below under “Where You Can Find More Information.”

You should rely only on the information contained or incorporated by reference in this prospectus, any prospectus supplement and any related free writing prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities, in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus, any prospectus supplement, any related free writing prospectus as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

We may sell securities through underwriters or dealers, through agents, directly to purchasers or through any combination of these methods. We and our agents reserve the sole right to accept or reject in whole or in part any proposed purchase of securities. The prospectus supplement, which we will prepare and file with the SEC each time we offer securities, will set forth the names of any underwriters, agents or others involved in the sale of securities, and any applicable fee, commission or discount arrangements with them. See “Plan of Distribution.”

In this prospectus, unless otherwise indicated, “our company,” “we,” “us” or “our” refer to COPsync, Inc., a Delaware corporation.

PROSPECTUS SUMMARY

This prospectus summary highlights certain information about our company and other information contained elsewhere in this prospectus or in documents incorporated by reference. This summary does not contain all of the information that you should consider before making an investment decision. You should carefully read the entire prospectus, any prospectus supplement, including the section entitled “Risk Factors” and the documents incorporated by reference into this prospectus, before making an investment decision.

The Offering

This prospectus is part of a Registration Statement that we filed with the Securities and Exchange Commission (“SEC”) utilizing a shelf registration process. Under this shelf registration process, we may sell any combination of:

●	common stock;
●	preferred stock;
●	warrants to purchase any of the securities listed above;
●	rights to purchase common stock, preferred stock or warrants; and/or
●	units consisting of one or more of the foregoing

in one or more offerings up to a total dollar amount of $25,000,000. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide a prospectus supplement that will contain specific information about the terms of that specific offering and include a discussion of any risk factors or other special considerations that apply to those securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should read both this prospectus and any prospectus supplement together with the additional information described under the heading “Where You Can Find More Information.”

Our Company
COPsync Network

COPsync, Inc. operates what we believe to be the only real-time, law enforcement mobile data information system in the United States. We refer to this real-time, in-car information sharing, communication and data interoperability network as the "COPsync Network." The COPsync Network, delivered via software as a service (SaaS), is designed for the purpose of:

•	Allowing law enforcement officers to compile and share information, in real-time, via a common database accessible by all such officers on the COPsync Network, regardless of agency jurisdiction;

•	Allowing officers to query, in real time, various local, state and federal law enforcement databases, including (i) the FBI Criminal Justice Information Service (CJIS) database, (ii) the law enforcement telecommunications system databases for the States of Texas, Mississippi and Massachusetts, (iii) the historical databases of our agency subscribers who have provided us with such access, (iv) the Department of Homeland Security's El Paso Intelligence Center (EPIC) database, which collects information relating to persons crossing the United States - Mexico border, and (v) our COPsync Network database, and, as we expand the scope of our operations to states other than those noted above, we anticipate that we will provide access to the law enforcement telecommunications databases in those states as well, subject to approvals from the applicable governing state agencies;

•	Allowing dispatchers and officers to send, in real time, BOLO (be on the lookout) and other alerts of child kidnappings, robberies, car thefts, police pursuits, and other crimes in progress to all officers on the COPsync Network, regardless of agency jurisdiction;

•	Allowing officers to write tickets, offense reports, crash reports and other reports and electronically and seamlessly send, in real time or near real-time, the information in those reports to the COPsync Network database and local court and agency databases; and

•	Informing officers of outstanding Texas Class C misdemeanor warrants, in real-time, at the point of a traffic stop and allowing the officers to collect payment for those warrants using a credit card, through a specific feature enhancement to the COPsync Network that we sometimes refer to as the WARRANTsync system.

In the Homeland Security Act of 2002, Congress mandated that all U.S. law enforcement agencies, federal, state and local, implement information sharing solutions, referred to as "interoperability." Our COPsync Network provides this interoperability. Prior to the introduction of the COPsync Network, significant information sharing among law enforcement agencies, regardless of agency jurisdiction, did not exist in the United States. We believe that this lack of interoperability existed because law enforcement software vendors maintain proprietary systems that are not intended to interface with systems of other vendors. Our business model is to bring real-time information sharing, communication and data interoperability to as many law enforcement agencies as possible.

COPsync911 Threat Alert System

We also offer the COPsync911 threat alert service for use in schools, hospitals, day care facilities, government office buildings, energy infrastructure and other facilities with a high level of concern about security. When used in schools, the COPsync911 service enables school personnel to instantly and silently send emergency alerts directly to the closest law enforcement officers in their patrol vehicles, and to the local 911 dispatch center, with the mere click of an icon, from any computer within the facility and from any cell phone and other mobile devices associated with the facility. The alert is also sent to the cell phones of all law enforcement officers in the area and to all teachers, administrators, and other staff at the school, alerting them of imminent danger. We expect our COPsync911 service to reduce emergency law enforcement response times in those circumstances when seconds and minutes count.

Once the alert is sent, a "crisis communication portal" is established among the person(s) sending the alert, the responding patrol vehicles and the local law enforcement 911 dispatch center. This allows the person(s) initiating the alert to silently communicate with responding officers and the 911 dispatch center about the nature of the threat, whether it is an active gunman, fire, suspicious person or other emergency. The crisis communication portal also provides a link to a diagram of the school or other facility and a map to its location.

COURTsync System

We also offer the COURTsync service to enhance courthouse protection and efficiency. COURTsync utilizes our WARRANTsync system to give patrol officers utilizing our COPsync Network access to Class C warrant information from the court, enabling them to collect warrant fees for the court. When used in courthouses, the COURTsync service enables judges and court personnel to instantly send emergency alerts directly to the closest law enforcement officers in their patrol vehicles and to the local 911 dispatch center, from any computer within the facility. Court personnel are also able to query federal law enforcement databases and databases pertaining to officer safety and dangerous persons.

VidTac In-Vehicle Video System

In addition to the COPsync Network and COPsync911, we offer a 100% digital, high-performance, software-driven video system designed for law enforcement. Its ultra-compact twin lens camera system not only doubles the image resolution quality but also the effective visual range of both video and still images. Unlike traditional in-vehicle video systems, which are expensive, “hardware centric” DVR-based systems, our VidTac software-driven system eliminates the need for a separate DVR, which allows us to offer VidTac for about half the price.

Business Model

We offer the COPsync Network, the COPsync911 threat alert service and the COURTsync service via a SaaS business model, under which our customers subscribe to use the COPsync Network and the COPsync911 service for a specified term. The subscription fees are typically paid annually at the inception of each year of service. Our business model is to obtain subscribers to use our service, achieve a high subscription renewal rate from those subscribers and then grow our revenue through a combination of acquiring new subscribers and obtaining renewals from existing subscribers. Pertinent attributes of our business model include the following:

•	We have incurred and will continue to incur material research and development costs to continue to build out our infrastructure and add new features and functionality to our offerings;

•	We have incurred start-up cost to establish our services and continue to incur recurring fixed costs to maintain our services;

•	As we acquire subscribers and bring them onto our services, we experience variable acquisition costs related to sales, installation and deployment;

•	We recruit subscribers with the goal of reaching a level of aggregate subscriber payments that exceeds our fixed (and variable) recurring service costs;

•	We seek to maintain a high renewal rate among existing subscribers; and

•	We augment these recurring revenues with product revenues from sales of our VidTac law enforcement in-vehicle video system.

Assuming that we are successful in obtaining new users of our services, as well as retaining high renewal rates of existing subscribers, we anticipate that the recurring nature of our subscription model will result in annually recurring, sustainable and predictable cash flow and revenue growth, year-over-year. However, we can provide no assurance that we will be successful in implementing our business model and achieving our operational and financial objectives.

We sell our products and services through direct sales efforts and indirectly through a small network of distributors and resellers. Virtually all of our sales to date have been derived from the direct sales efforts of sales representatives that we employ. Regarding our indirect sales channels, we have certain distributors and resellers for our products and services. The distributor has exclusive distribution rights in approximately ten states, subject to COPsync’s right to sell in those states. We also have several non-exclusive resellers, mainly vehicle “up-fitters” for the VidTac system in Texas. Our indirect sales channels have not contributed material sales to date when viewed in the context of our aggregate historical sales. We plan to devote time, energy and resources to develop a more robust and commercially successful network of indirect sales channels.

Intellectual Property

We hold a patent (patent no. 9,047,768) entitled, “Method, System and Computer Program for Law Enforcement,” which is utilized in the COPsync Network. This patent, which expires in August 2032, is for a method performed by an information handling system comprising a network connection for communicating information about at least one subject, wherein the subject includes at least one of a subject vehicle or a subject person. We also hold a patent (patent no. 9,143,670) entitled, “Video Capturing System Including Two Independent Image Sensors,” which is utilized in our VidTac product. This patent is for an in-vehicle video system comprising a forward-looking camera system that includes two independent image sensors and associated digital signal processors for processing imagery received from the respective independent image sensors. We also have three pending patents in application.

The federal trademark “COPSYNC” is held by a third party, but we dispute the validity of the registered holder’s rights in the mark. If the third party were to assert a trademark infringement claim against us, we could incur substantial costs and expenses of defending the claim and could be forced to relinquish our use of the “COPSYNC” mark and adopt a different trademark. This could cause a loss of the goodwill we have accumulated with respect to the sales of our products and services using the “COPSYNC” mark. We do, however, hold a Texas trademark registration for the mark “COPSYNC,” which expires in May 2018, and can be renewed for subsequent five-year terms as long as the mark remains in use. We also have a trademark registration application pending with the State of Texas for the mark “COPSYNC 911.”  Additionally, we hold federal trademark registrations for the marks “VIDTAC” and “WARRANTSYNC,” which expire in December 2022 and January 2024, respectively, and can be renewed for subsequent ten-year terms as long as the marks remain in use.

Our Corporate Information

We were incorporated in Delaware in October 2006 and operated with nominal or no assets or operations until 2008. We acquired the predecessor-in-interest to our business, PostInk Technology, LP, a Texas limited partnership, in April 2008 and began realizing revenues from operations in the fourth quarter of 2008. Shares of our common stock and warrants to purchase our common stock have been listed on The NASDAQ Capital Market since November 2015. Prior to November 2015, shares of our common stock were traded on the OTCQB. Our principal executive offices are located at 16415 Addison Road, Suite 300, Addison, Texas 75001, and our telephone number is (972) 865-6192. Our website address is www.copsync.com. Our website and the information contained on, or that can be accessed through, our website will not be deemed to be incorporated by reference in, and are not considered part of, this prospectus. You should not rely on any such information in making your decision to purchase our securities.

RISK FACTORS

Investing in our securities involves significant risks. The prospectus supplement applicable to a particular offering of securities will contain a discussion of the risks applicable to an investment in the Company and to the particular types of securities that we are offering under that prospectus supplement. Before making an investment decision, you should carefully consider the risks described under the heading “Risk Factors” contained in, or incorporated into, the applicable prospectus supplement and any related free writing prospectus, together with all of the other information appearing in or incorporated by reference into this prospectus and any applicable prospectus supplement and related free writing prospectus, in light of your particular investment objectives and financial circumstances. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of our securities could decline due to any of these risks, and you may lose all or part of your investment. Additional risks not known to us or that we believe are immaterial may also adversely affect our business, operating results and financial condition and the value of an investment in our securities.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and documents incorporated by reference in this prospectus may contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (PSLRA). All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including: any projections of earnings, revenues or other financial items; any statements of the plans, strategies and objectives of management for future operations; any statements concerning proposed new products, services or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing. Forward-looking statements may include the words “may,” “will,” “estimate,” “intend,” “continue,” “believe,” “expect,” “plan” or “anticipate” and other similar words. Forward-looking statements reflect our views as of the date on which they were made and are subject to risks and uncertainties, including, but not limited to those set forth under the heading “Risk Factors” in any applicable prospectus supplement, free writing prospectus or other filings we submit to the SEC that are incorporated by reference into this prospectus.

Although we believe that the expectations reflected in our forward-looking statements are reasonable, actual results could differ materially from those projected or assumed. We do not intend, and undertake no obligation, to update any forward-looking statement, except as required by law. Before deciding to purchase our securities, you should carefully consider the risk factors incorporated by reference herein, in addition to any risk factors set forth in any prospectus supplement or free writing prospectus.

USE OF PROCEEDS

Except as otherwise provided in the applicable prospectus supplement or in any related free writing prospectus, we intend to use the net proceeds from the sale of the securities covered by this prospectus for general corporate purposes, which may include, but is not limited to, working capital, capital expenditures, business development and research and development expenditures and acquisitions of new technologies or businesses. The precise amount, use and timing of the application of such proceeds will depend upon our funding requirements and the availability and cost of other capital. Additional information on the use of net proceeds from an offering of securities covered by this prospectus may be set forth in the prospectus supplement or in any related free writing prospectus relating to the specific offering.

DESCRIPTIONS OF THE SECURITIES WE MAY OFFER
The descriptions of the securities contained in this prospectus, together with any applicable prospectus supplement or free writing prospectus, summarize all the material terms and provisions of the various types of securities that we may offer. We will describe in the applicable prospectus supplement relating to a particular offering the specific terms of the securities offered by that prospectus supplement. We will indicate in the applicable prospectus supplement if the terms of the securities differ from the terms we have summarized below. We will also include in the prospectus supplement information, where applicable, regarding material United States federal income tax considerations relating to the securities.

We may sell from time to time, in one or more offerings:

●	shares of our common stock;

●	shares of our preferred stock;

●	warrants to purchase any of the securities listed above;

●	rights to purchase common stock, preferred stock or warrants; and/or

●	units consisting of one or more of the foregoing.

This prospectus may not be used to consummate a sale of securities unless it is accompanied by a prospectus supplement.

CAPITAL STOCK

General

The following description of common stock and preferred stock, together with the additional information we include in any applicable prospectus supplement, summarizes the material terms and provisions of the common stock and preferred stock that we may offer under this prospectus but is not complete. For the complete terms of our common stock and preferred stock, please refer to our Certificate of Incorporation, as may be amended from time to time, any certificates of designation for our preferred stock, that may be authorized from time to time, and our bylaws, as amended from time to time. The Delaware General Corporation Law may also affect the terms of these securities. While the terms we have summarized below will apply generally to any future common stock or preferred stock that we may offer, we will describe the specific terms of any series of these securities in more detail in the applicable prospectus supplement. If we so indicate in a prospectus supplement, the terms of any common stock or preferred stock we offer under that prospectus supplement may differ from the terms we describe below.

As of June 29, 2016, our authorized capital stock consists of 50,000,000 shares of common stock, par value $0.0001 per share, of which 8,888,975 shares were issued and outstanding, and 1,000,000 shares of preferred stock, par value $0.0001 per share, of which 100,000 shares were issued and outstanding. In addition, as of June 29, 2016, we had options to purchase 237,900 shares of common stock issued and outstanding. The authorized and unissued shares of common stock and preferred stock are available for issuance without further action by our stockholders, unless such action is required by applicable law or the rules of any stock exchange on which our securities may be listed. Unless approval of our stockholders is so required, our board of directors will not seek stockholder approval for the issuance and sale of our common stock.

Common Stock

Each shareholder of our common stock is entitled to one vote for each share issued and outstanding held on all matters to be voted upon by the shareholders. Our shares of common stock have no preemptive, conversion, or redemption rights. Upon the sale of substantially all of our stock or assets or dissolution, liquidation or winding up, and after all liquidation preferences payable to any series of preferred stock entitled thereto have been satisfied, our remaining assets shall be distributed to all holders of common stock and any similarly situated stockholders who are not entitled to any liquidation preference or, if there be an insufficient amount to pay all such stockholders, then ratably among such holders. All of our issued and outstanding shares of common stock are fully paid and non-assessable. Our Certificate of Incorporation, as amended, does not provide for cumulative voting in the election of directors. The holders of shares of our common stock will be entitled to such cash dividends as may be declared from time to time by our board of directors from funds available therefor.

Our common stock is listed on The NASDAQ Capital Market under the symbol “COYN.” The transfer agent and registrar for our common stock is Nevada Agency and Transfer Company.

Warrants

Effective November 18, 2015, we consummated an underwritten public offering consisting of 3,028,572 shares of common stock and publicly-traded warrants to purchase up to an aggregate of 3,028,572 shares of common stock. The publicly-traded warrants may be exercised for a period of five years and have an exercise price of $3.125 per share of common stock. On December 17, 2015, we closed an overallotment exercise in connection with this public offering. In connection with this overallotment exercise, we issued publicly-traded warrants to purchase 440,420 shares of our common stock at an exercise price of $3.125 per share.

As of June 29, 2016, we had outstanding 4,329,931 warrants to purchase 4,329,931 shares of our common stock at a weighted average exercise price of $3.80. The 3,468,992 warrants sold in the underwritten public offering are listed on The NASDAQ Capital Market under the symbol “COYNW”. Our Warrant Agent is Nevada Agency and Transfer Company.

Preferred Stock

Our Certificate of Incorporation, as amended, provides that our board of directors may, by resolution, designate classes of preferred stock in the future. The designated series of preferred stock shall have such powers, designations, preferences and relative, participation or optional or other special rights and qualifications, limitations or restrictions as shall be expressed in the resolution adopted by the board of directors. Once designated by our board of directors, each series of preferred stock will have specific financial and other terms that will be described in a prospectus supplement. The description of the preferred stock that is set forth in any prospectus supplement is not complete without reference to the documents that govern the preferred stock. These include our Certificate of Incorporation, as amended, and any certificates of designation that our board of directors may adopt. Prior to the issuance of shares of each series of preferred stock, our board of directors is required by the Delaware General Corporate Law and our Certificate of Incorporation to adopt resolutions and file a certificate of designations with the Secretary of State of the State of Delaware. The certificate of designations fixes for each class or series the designations, powers, preferences, rights, qualifications, limitations and restrictions, including, but not limited to, some or all of the following:

●
the number of shares constituting that series and the distinctive designation of that series, which number may be increased or decreased (but not below the number of shares then outstanding) from time to time by action of the board of directors;

●	the dividend rate and the manner and frequency of payment of dividends on the shares of that series, whether dividends will be cumulative, and, if so, from which date;

●	whether that series will have voting rights, in addition to any voting rights provided by law, and, if so, the terms of such voting rights;

●
whether that series will have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the board of directors may determine;

●	whether or not the shares of that series will be redeemable, and, if so, the terms and conditions of such redemption;

●	whether that series will have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

●	whether or not the shares of the series will have priority over or be on a parity with or be junior to the shares of any other series or class in any respect;

●
the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution or winding up of the corporation, and the relative rights or priority, if any, of payment of shares of that series; and

●	any other relative rights, preferences and limitations of that series.

All shares of preferred stock offered hereby will be, when issued, fully paid and non-assessable, including shares of preferred stock issued upon the exercise of preferred stock warrants or subscription rights, if any.

Although our board of directors has no intention at the present time of doing so, it could authorize the issuance of a series of preferred stock that could, depending on the terms of such series, impede the completion of a merger, tender offer or other takeover attempt.

Series A Preferred Stock

The Company has outstanding a total of 100,000 shares of its Series A Preferred Stock. Each 50 shares of Series A Preferred Stock is convertible into one share of common stock, but has voting rights of 750 votes per share. Upon the occurrence of certain events, each share of the Company's Series A Preferred Stock shall automatically be converted into fully-paid non-assessable shares of common stock at the then-effective conversion rate (currently 50:1) for such share. The events that may trigger this automatic conversion event are as follows: (1) immediately prior to the closing of firm commitment initial public offering, or (2) upon the receipt of the Company of a written request for such conversion from the holders of at least a majority of the Series A Preferred stock then outstanding, or if later, the effective date for conversion specified in such requests. These shares are held by the co-founders of the Company.

Anti-takeover Effects of Certain Provisions of our Certificate of Incorporation and Bylaws

Our certificate of incorporation contains provisions that could make it more difficult to acquire control of our company by means of a tender offer, open market purchases, a proxy contest or otherwise. A description of these provisions is set forth below.

Preferred Stock

We believe that the availability of the preferred stock under our certificate of incorporation provides us with flexibility in addressing corporate issues that may arise. Having these authorized shares available for issuance allows us to issue shares of preferred stock without the expense and delay of a special stockholders’ meeting. The authorized shares of preferred stock, as well as shares of common stock, will be available for issuance without further action by our stockholders, unless action is required by applicable law or the rules of any stock exchange on which our securities may be listed. The board of directors has the power, subject to applicable law, to issue series of preferred stock that could, depending on the terms of the series, impede the completion of a merger, tender offer or other takeover attempt that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then prevailing market price of the stock.

Advance Notice Procedure

Our bylaws provide an advance notice procedure for stockholders to nominate director candidates for election or to bring business before an annual meeting of stockholders. Only persons nominated by, or at the direction of, our board of directors or by a stockholder who has given proper and timely notice to our secretary prior to the meeting, will be eligible for election as a director. In addition, any proposed business other than the nomination of persons for election to our board of directors must constitute a proper matter for stockholder action pursuant to the notice of meeting delivered to us. For notice to be timely, it must be received by our secretary not less than 90 nor more than 120 calendar days prior to the first anniversary of the previous year’s annual meeting (if the date of the annual meeting is not advanced more than 30 calendar days nor delayed by more than 70 calendar days from the anniversary date of the previous year’s annual meeting). These advance notice provisions may have the effect of precluding the conduct of certain business at a meeting if the proper procedures are not followed or may discourage or deter a potential acquirer from conducting a solicitation of proxies to elect its own slate of directors or otherwise attempt to obtain control of us.

Special Meetings of Stockholders

Our bylaws provide that special meetings of stockholders may be called only by the Board of Directors pursuant to a resolution adopted by a majority of the Board.

Forum Selection Clause

Our bylaws, to the fullest extent permitted by law, provide that derivative actions brought in the name of the Company, actions against directors, officers and employees for breach of fiduciary duty and other similar actions may be brought only in the Court of Chancery in the State of Delaware. Although we believe this provision benefits the Company and its stockholders by providing increased consistency in the application of Delaware law in the types of lawsuits to which it applies, the provision may have the effect of discouraging lawsuits against us or our directors, officers and employees.

Anti-Takeover Effects of Delaware Law

Section 203 of the Delaware General Corporation Law (DGCL) provides that, subject to exceptions specified therein, an “interested stockholder” of a Delaware corporation shall not engage in any “business combination,” including general mergers or consolidations or acquisitions of additional shares of the corporation, with the corporation for a three-year period following the time that such stockholder becomes an interested stockholder unless:
●	prior to such time, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;
●
upon consummation of the transaction which resulted in the stockholder becoming an “interested stockholder,” the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced (excluding specified shares); or

●
on or subsequent to such time, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66 2/3% of the outstanding voting stock not owned by the interested stockholder.

Under Section 203, the restrictions described above also do not apply to specified business combinations proposed by an interested stockholder following the announcement or notification of one of specified transactions involving the corporation and a person who had not been an interested stockholder during the previous three years or who became an interested stockholder with the approval of a majority of the corporation’s directors, if such transaction is approved or not opposed by a majority of the directors who were directors prior to any person becoming an interested stockholder during the previous three years or were recommended for election or elected to succeed such directors by a majority of such directors. The restrictions described above also do not apply to specified business combinations with a person who is an “interested stockholder” prior to the time when the corporation’s common stock is listed on a national securities exchange, so these restrictions would not apply to a business combination with any person who is one of our stockholders prior to this offering.

Except as otherwise specified in Section 203, an “interested stockholder” is defined to include:

●
any person that is the owner of 15% or more of the outstanding voting stock of the corporation, or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock of the corporation at any time within three years immediately prior to the date of determination; and

●	the affiliates and associates of any such person

Under some circumstances, Section 203 makes it more difficult for a person who is an interested stockholder to effect various business combinations with us for a three-year period.

WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplement or free writing prospectus, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and any related warrant agreement and warrant certificate. While the terms summarized below will apply generally to any warrants that we may offer, we will describe the specific terms of any series of warrants in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the Registration Statement which includes this prospectus.

General

We may issue warrants for the purchase of common stock and/or preferred stock in one or more series. We may issue warrants independently or together with common stock, and/or preferred stock, and the warrants may be attached to or separate from these securities.

We will evidence each series of warrants by warrant certificates that we may issue under a separate agreement. We may enter into a warrant agreement with a warrant agent. Each warrant agent may be a bank, trust company or transfer agent that we select which has its principal office in the United States. We may also choose to act as our own warrant agent. We will indicate the name and address of any such warrant agent in the applicable prospectus supplement relating to a particular series of warrants.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●
the number or amount of shares of common stock or preferred stock, as the case may be, purchasable upon the exercise of one warrant and the price at which and currency in which these shares may be purchased upon such exercise;

●	the manner of exercise of the warrants, including any cashless exercise rights;

●	the warrant agreement under which the warrants will be issued;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	anti-dilution provisions of the warrants, if any;

●	the terms of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●
the dates on which the right to exercise the warrants will commence and expire or, if the warrants are not continuously exercisable during that period, the specific date or dates on which the warrants will be exercisable;

●	the manner in which the warrant agreement and warrants may be modified;

●	the identities of the warrant agent and any calculation or other agent for the warrants;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants;

●	any securities exchange or quotation system on which the warrants or any securities deliverable upon exercise of the warrants may be listed or quoted; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to 5:00 P.M. eastern time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required exercise price by the methods provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate, and in the applicable prospectus supplement, the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants.

Enforceability of Rights by Holders of Warrants

Any warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank, trust company or transfer agent may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action the holder’s right to exercise, and receive the securities purchasable upon exercise of, its warrants in accordance with their terms.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Governing Law

Unless we provide otherwise in the applicable prospectus supplement, each warrant agreement and any warrants issued under the warrant agreements will be governed by New York law.

Calculation Agent

Any calculations relating to warrants may be made by a calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular warrant will name the institution that we have appointed to act as the calculation agent for that warrant as of the original issue date for that warrant, if any. We may appoint a different institution to serve as calculation agent from time to time after the original issue date without the consent or notification of the holders. The calculation agent’s determination of any amount of money payable or securities deliverable with respect to a warrant will be final and binding in the absence of manifest error.

RIGHTS

We may issue rights to purchase common stock, preferred stock or warrants that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights. A copy of the form of rights agent or subscription agent agreement, including the form of rights certificate representing a series of rights, will be filed with the SEC in connection with the offering of a particular series of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the security holders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of shares of common stock or preferred stock or warrants purchasable upon exercise of the rights;

●	the exercise price;

●	any provisions for adjustment in the exercise price or number of securities the rights can be exercised for;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	any applicable federal income tax considerations.

Each right would entitle the holder of the rights to purchase for cash the amount of shares of common stock or preferred stock or warrants at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed securities directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

Until a holder exercises the rights to purchase shares of our common stock or preferred stock or warrants, the holder will not have any rights as a holder of shares of our common stock or preferred stock or warrants, as the case may be, by virtue of ownership of the rights.

UNITS

We may issue units comprised of one or more of the other securities described in this prospectus, in any prospectus supplement or a free writing prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder, with the rights and obligations of a holder, of each security included in the unit. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or upon the occurrence of a specified event or occurrence.

The applicable prospectus supplement or free writing prospectus will describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any unit agreement under which the units will be issued;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

  PLAN OF DISTRIBUTION
We may sell the securities offered pursuant to this prospectus from time to time in one or more transactions, including, without limitation:

●	to or through underwriters;

●	through broker-dealers (acting as agent or principal);

●	through agents;

●	directly by us to one or more purchasers (including our affiliates and shareholders), through a specific bidding or auction process, a rights offering or otherwise;

●	through a combination of any such methods of sale; or

●	through any other methods described in a prospectus supplement.

The distribution of securities may be effected, from time to time, in one or more transactions, including:

●	block transactions (which may involve crosses) and transactions on The Nasdaq Capital Market or any other organized market where the securities may be traded;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its own account pursuant to a prospectus supplement;

●	ordinary brokerage transactions and transactions in which a broker-dealer solicits purchasers;

●	sales “at the market” to or through a market maker or into an existing trading market, on an exchange or otherwise; and

●	sales in other ways not involving market makers or established trading markets, including direct sales to purchasers.

The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if, and if required, any dealers or agents;

●	the purchase price of the securities and the proceeds we will receive from the sale;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed or traded.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	prices related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement are underwriters of the securities offered by the prospectus supplement.

If underwriters are used in an offering, we will execute an underwriting agreement with such underwriters and will specify the name of each underwriter and the terms of the transaction (including any underwriting discounts and other terms constituting compensation of the underwriters and any dealers) in a prospectus supplement. The securities may be offered to the public either through underwriting syndicates represented by managing underwriters or directly by one or more investment banking firms or others, as designated. If an underwriting syndicate is used, the managing underwriter(s) will be specified on the cover of the prospectus supplement. If underwriters are used in the sale, the offered securities will be acquired by the underwriters for their own accounts and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may be changed from time to time. Unless otherwise set forth in the prospectus supplement, the obligations of the underwriters to purchase the offered securities will be subject to conditions precedent, and the underwriters will be obligated to purchase all of the offered securities, if any are purchased.

We may grant to the underwriters options to purchase additional securities to cover over-allotments, if any, at the public offering price, with additional underwriting commissions or discounts, as may be set forth in a related prospectus supplement. The terms of any over-allotment option will be set forth in the prospectus supplement for those securities.

If a dealer is used in the sale of the securities, we, or an underwriter, will sell the securities to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale. To the extent required, we will set forth in the prospectus supplement, document incorporated by reference or free writing prospectus, as applicable, the name of the dealer and the terms of the transactions.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we will pay the agent in the prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents, in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly for the purpose of resale or distribution, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the common stock by them may be deemed to be underwriting discounts and commissions under the Securities Act. No FINRA member firm may receive compensation in excess of that allowable under FINRA rules, including Rule 5110, in connection with the offering of the securities.

We may provide agents, dealers, underwriters and other purchasers with indemnification against particular civil liabilities, including liabilities under the Securities Act, or contribution with respect to payments that the agents, underwriters or other purchasers may make with respect to such liabilities. Agents and underwriters may engage in transactions with, or perform services for, us in the ordinary course of business.

To facilitate the public offering of a series of securities, persons participating in the offering may engage in transactions that stabilize, maintain, or otherwise affect the market price of the securities. This may include over-allotments or short sales of the securities, which involves the sale by persons participating in the offering of more securities than have been sold to them by us. In addition, those persons may stabilize or maintain the price of the securities by bidding for or purchasing securities in the open market or by imposing penalty bids, whereby selling concessions allowed to underwriters or dealers participating in any such offering may be reclaimed if securities sold by them are repurchased in connection with stabilization transactions. The effect of these transactions may be to stabilize or maintain the market price of the securities at a level above that which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. We make no representation or prediction as to the direction or magnitude of any effect that the transactions described above, if implemented, may have on the price of our securities.

Unless otherwise specified in the applicable prospectus supplement, any common stock sold pursuant to a prospectus supplement will be eligible for trading as listed on The NASDAQ Capital Market. Any underwriters to whom securities are sold by us for public offering and sale may make a market in the securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice.

In order to comply with the securities laws of some states, if applicable, the securities offered pursuant to this prospectus will be sold in those states only through registered or licensed brokers or dealers. In addition, in some states securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and complied with.

So long as the aggregate market value of our voting and non-voting common equity held by non-affiliates is less than $75,000,000.00 and so long as required by the rules of the SEC, the amount of securities we may offer hereunder will be limited such that the aggregate market value of securities sold by us during a period of 12 calendar months cannot exceed one-third of the aggregate market value of the voting and non-voting common equity held by non-affiliates.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution.

LEGAL MATTERS

Certain legal matters governed by New York law with respect to the validity of certain of the offered securities will be passed upon for us by our counsel, Harter Secrest & Emery LLP, Rochester, New York.

EXPERTS

The consolidated financial statements as of and for the years ended December 31, 2015 and 2014 incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2015, have been audited by PMB Helin Donovan, LLP, an independent registered public accounting firm, as stated in their report incorporated by reference herein, and have been so incorporated in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

INDEMNIFICATION FOR SECURITIES ACT LIABILITIES
Our Certificate of Incorporation provides to the fullest extent permitted by Delaware law that our directors or officers shall not be personally liable to us or our stockholders for damages for breach of such director’s or officer’s fiduciary duty. The effect of this provision of our Certificate of Incorporation is to eliminate our rights and those of our stockholders (through stockholders’ derivative suits on behalf of our company) to recover damages against a director or officer for breach of the fiduciary duty of care as a director or officer (including breaches resulting from negligent or grossly negligent behavior), except under certain situations defined by statute. We believe that the indemnification provisions in our Certificate of Incorporation are necessary to attract and retain qualified persons as directors and officers.

We have entered into an indemnification agreement (each, an “Indemnification Agreement”) with certain of our directors. We expect to enter into similar agreements with our other directors and our executive officers.  In general, the Indemnification Agreement obligates us to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the Company’s Certificate of Incorporation, as amended, or bylaws, or otherwise.

Insofar as indemnification for liabilities arising under the Securities Act, may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus and any subsequent prospectus supplements do not contain all of the information in the Registration Statement. We have omitted from this prospectus some parts of the Registration Statement as permitted by the rules and regulations of the SEC. Statements in this prospectus concerning any document we have filed as an exhibit to the Registration Statement or that we otherwise filed with the SEC are not intended to be comprehensive and are qualified in their entirety by reference to these filings. In addition, we file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any documents that we have filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information about the operation of the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information that registrants file electronically with the SEC, including us. The SEC’s Internet site can be found at http://www.sec.gov. In addition, we make available on or through our Internet site copies of these reports as soon as reasonably practicable after we electronically file or furnished them to the SEC. Our Internet site can be found at http:www.copsync.com. Our website is not a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
We have elected to incorporate certain information by reference into this prospectus. By incorporating by reference, we can disclose important information to you by referring you to other documents we have filed or will file with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for information incorporated by reference that is superseded by information contained in this prospectus. This means that you must look at all of the SEC filings that we incorporate by reference to determine if any statements in the prospectus or any document previously incorporated by reference have been modified or superseded. This prospectus incorporates by reference the documents set forth below that we have previously filed with the SEC, except in each case the information contained in such document to the extent “furnished” and not “filed”:

●	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2015, filed with the SEC on March 30, 2016.

●	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2016, filed with the SEC on May 16, 2016.

●	Our Current Reports on Form 8-K filed with the SEC on February 17, 2016, February 24, 2016, March 31, 2016, April 29, 2016, and May 26, 2016.

●
The description of our capital stock contained in our registration statement on Form 8-A (File No. 001-37613) filed with the Commission on October 29, 2015, pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (“Exchange Act”), including any amendment or report filed for the purpose of updating such description.

We also incorporate by reference all documents we file in the future pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this prospectus and prior to the sale of all the securities covered by this prospectus (including all such documents filed with the SEC after the date of the initial filing of the Registration Statement that contains this prospectus and prior to effectiveness of the Registration Statement or after such effectiveness), except in each case the information contained in such document to the extent “furnished” and not “filed”.

You may obtain copies of these documents on the website maintained by the SEC at http://www.sec.gov, or from us without charge (other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into such documents) by writing us at Corporate Secretary, COPsync, Inc., 16415 Addison Road, Suite 300, Addison, Texas 75001, visiting our website at http://www.copsync.com or calling us at (972) 865-6192.

Any statement contained in a document incorporated or deemed to be incorporated by reference in this prospectus shall be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained herein, any prospectus supplement or in any other subsequently filed document which also is or deemed to be incorporated by reference herein modifies or supersedes that statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth our estimated costs and expenses in connection with the registration of our securities as described in this registration statement.

Amount
SEC registration fee		$2,517.50
Accountants’ fees and expenses		*
Legal fees and expenses		*
Miscellaneous		*
Total	$	*

* Estimated expenses are not presently known because they depend upon, among other things, the number of offerings that will be made pursuant to this registration statement, the amount and type of securities being offered and the timing of such offerings. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of securities under this registration statement on Form S-3. An estimate of the aggregate expenses in connection with the issuance and distribution of the securities being offered will be included in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

COPsync, Inc. (the “Company”) is incorporated under the Delaware General Corporation Law (the “DGCL”).

Section 145(a) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful.

Section 145(b) of the DGCL provides that a Delaware corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that such person acted in any of the capacities set forth above, against expenses (including attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted under standards similar to those discussed above, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine that despite the adjudication of liability, such person is fairly and reasonably entitled to be indemnified for such expenses which the Court of Chancery or such other court shall deem proper.

Section 145 of the DGCL further provides that to the extent a director or officer of a corporation has been successful in the defense of any action, suit or proceeding referred to in subsections (a) and (b) or in the defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith; and that indemnification provided for by Section 145 shall not be deemed exclusive of any other rights to which the indemnified party may be entitled; and that the corporation shall have power to purchase and maintain insurance on behalf of a director or officer of the corporation against any liability asserted against such person and incurred by such person in any such capacity or arising out of such person’s status as such whether or not the corporation would have the power to indemnify such person against such liability under Section 145.

Section 102(b)(7) of the DGCL provides that a corporation may eliminate or limit the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided that such provisions shall not eliminate or limit the liability of a director (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (3) under section 174 of the DGCL or (4) for any transaction from which the director derived an improper personal benefit. No such provision shall eliminate or limit the liability of a director for any act or omission occurring before the date when such provision becomes effective.

Article VII of the Company’s certificate of incorporation, limits the liability of directors to the fullest extent permitted by the Delaware General Corporation Law. The effect of this provision is to eliminate the Company’s rights, and the rights of its stockholders, through stockholder derivative suits on behalf of the Company, to recover monetary damages against a director for breach of fiduciary duty as a director, including breaches resulting from grossly negligent behavior. However, the Company’s directors will be personally liable to the Company and its stockholders for monetary damages if they acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived improper benefit from their actions as directors. In addition, the Company’s certificate of incorporation, as amended, provides that the Company has the right to indemnify its directors and officers to the fullest extent permitted by the Delaware General Corporation Law.

We have entered into an indemnification agreement (each, an “Indemnification Agreement”) with certain of our directors. We expect to enter into similar agreements with our other directors and our executive officers.  In general, the Indemnification Agreement obligates us to indemnify a director or executive officer, to the fullest extent permitted by applicable law, for certain expenses, including attorneys’ fees, judgments, penalties, fines and settlement amounts actually and reasonably incurred by them in any action or proceeding arising out of their services as one of our directors or executive officers, or any of our subsidiaries or any other company or enterprise to which the person provides services at our request. In addition, the Indemnification Agreement provides for the advancement of expenses incurred by the indemnitee in connection with any covered proceeding to the fullest extent permitted by applicable law. The rights provided by the Indemnification Agreement are in addition to any other rights to indemnification or advancement of expenses to which the indemnitee may be entitled under applicable law, the Company’s Certificate of Incorporation, as amended, or bylaws, or otherwise.

Item 16. Exhibits and Financial Statement Schedules.

(a)                      Exhibits

See the Index to Exhibits attached to this registration statement, which is incorporated by reference herein.

(b)                      Financial Statement Schedules

No financial statement schedules are provided, because the information called for is not required or is shown either in the financial statements or the notes thereto.

Item 17. Undertakings.

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)           To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii)           To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)           To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the Registrant pursuant to section 13 or section 15(d) of the Exchange Act that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.	For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

i.
Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

ii.
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the Registration Statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the Registration Statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.	That, for the purpose of determining liability of the Registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned Registrant undertakes that in a primary offering of securities of the undersigned Registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

i.	Any preliminary prospectus or prospectus of the undersigned Registrant relating to the offering required to be filed pursuant to Rule 424;

ii.	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned Registrant or used or referred to by the undersigned Registrant;

iii.
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned Registrant or its securities provided by or on behalf of the undersigned Registrant; and

iv.	Any other communication that is an offer in the offering made by the undersigned Registrant to the purchaser.

6.
The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.
(1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Addison, in the State of Texas, on this 1st day of July, 2016.

COPSYNC, INC.

By:	/s/Ronald A. Woessner
Ronald A. Woessner
Chief Executive Officer

POWER OF ATTORNEY
Each person whose signature appears below appoints Ronald A. Woessner and Barry W. Wilson, and each of them, any of whom may act without the joinder of the other, as his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any Registration Statement (including any amendment thereto) for this offering that is to be effective upon filing pursuant to Rule 462 under the Securities Act of 1933 and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the SEC, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or would do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them of their or his substitute and substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933 this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/Ronald A. Woessner	Chief Executive Officer and Director	July 1, 2016
Ronald A. Woessner	(Principal Executive Officer)

/s/Barry W. Wilson	Chief Financial Officer	July 1, 2016
Barry W. Wilson	(Principal Financial and Accounting Officer)

/s/Joseph R. Alosa	Chairman of the Board	July 1, 2016
Joseph R. Alosa

/s/J. Shane Rapp	President and Director	July 1, 2016
J. Shane Rapp

/s/Russell D. Chaney	Director	July 1, 2016
Russell D. Chaney

/s/Joel Hochberg	Director	July 1, 2016
Joel Hochberg

/s/Robert L. Harris	Director	July 1, 2016
Robert L. Harris

/s/Brian K. Tuskan	Director	July 1, 2016
Brian K. Tuskan

/s/Luisa Ingargiola	Director	July 1, 2016
Luisa Ingargiola

INDEX TO EXHIBITS

Exhibit Number	Description
1.1*	Form of Underwriting Agreement
1.2*	Form of Subscription Agreement
3.1	Amended and Restated Certificate of Incorporation filed on September 2, 2009 (Incorporated by reference to Registrant’s Quarterly Report on Form 10-Q filed with the Commission on November 20, 2009).
3.2
Certificate of Designations of Series B Convertible Preferred Stock filed on October 14, 2009 (Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on October 20, 2009).

3.3
Certificate of Amendment to Certificate of Incorporation effective as of October 14, 2015 (Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on October 16, 2015).

3.4
Certificate of Correction to Certificate of Amendment effective as of October 14, 2015 (Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on March 31, 2016).

3.5	Amended and Restated Bylaws (Incorporated by reference to Registrant’s Current Report on Form 8-K filed with the Commission on September 15, 2015).
4.1	Form of Common Stock Certificate (Incorporated by reference to Registrant’s Registration Statement on Form SB-2 (Registration No. 333-140320)).
4.2*	Form of Warrant Agreement and Warrant Certificate with respect to each warrant issued hereunder.
4.3*	Certificate of designation, preferences and rights with respect to any preferred stock issued hereunder.
4.4*	Form of Right Certificate.
4.5*	Form of Rights Agent Agreement or Subscription Agent Agreement.
4.6*	Form of Unit Agreement.
5.1#	Legal Opinion of Harter Secrest & Emery LLP.
23.1#	Consent of Independent Registered Public Accounting Firm
23.2#	Consent of Harter Secrest & Emery LLP (included in Exhibit 5.1).
24.1	Power of Attorney (included on signature page)

*	To be filed, if necessary, subsequent to the effectiveness of this registration statement by an amendment or as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, in connection with the offering of securities.
#	Filed herewith.